UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934 (Amendment No.)

Check the appropriate box:

[X] Preliminary Information Statement	[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
[ ] Definitive Information Statement

MONEYLOGIX GROUP, INC.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No:
3)	Filing Party:
4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

MONEYLOGIX GROUP, INC.

9000 Keele Street, Suite 4
Concord, Ontario L4K 0B3

INFORMATION STATEMENT

August 11, 2009

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $0.001 per share (the "Common Stock"), of Moneylogix Group, Inc., a Nevada Corporation (the "Company"), to notify such Stockholders of the following:

On May 12, 2009, pursuant to Nevada Revised Statutes (“N.R.S.”) 78.320 the Company received written consents in lieu of a meeting of Stockholders from its majority shareholder who owns 79,400,000 shares of the Company’s common stock, representing 98.3% of the 80,763,586 issued and outstanding shares of the Company’s common stock (the “Majority Stockholder”), approving the filing of an amendment to the  Articles of Incorporation of the Company in the State of Nevada increasing the number of authorized shares of common stock to three hundred million (300,000,000) shares of common stock, par value $.001 per share (the "Amendment").

On May 12, 2009, pursuant to N.R.S. 78.315, the Board of Directors of the Company unanimously approved the Amendment, subject to Stockholder approval. According to N.R.S. 78.390, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Articles of Incorporation.  The Majority Stockholder approved the Amendment by written consent in lieu of a meeting on May 12, 2009 in accordance with the Nevada Revised Statutes.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendments.

We Are Not Asking You For A Proxy And You Are Requested Not To Send A Proxy.

The Amendment to the Company's Articles of Incorporation will amend the number of shares of stock that the Company shall be authorized to have outstanding at any time to three hundred million (300,000,000) shares of common stock, par value $0.001 per share, with no preemptive rights.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on May 15, 2009 as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Amendment will not be filed with the Secretary of State of the State of Nevada or become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about September 14, 2009 to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1580, 100 F Street, NE, Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, September 30, 2008; and June 30, 2008.

2.	Annual Report on Form 10-K for the year ended December 31, 2008.

OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholder, May 12, 2009, the Company had 80,763,586 shares of Common Stock issued and outstanding.  Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

On May 12, 2009, the holder of 98.3% of the issued and outstanding shares of Common Stock executed and delivered to the Company a written consent approving the Amendment.  Since the Amendment has been approved by the Majority Stockholder, no proxies are being solicited with this Information Statement.

The Nevada Revised Statutes provides in substance that unless the Company's articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of the Company’s Common Stock beneficially owned on May 15, 2009, the Record Date, by each person who is known by the Company to beneficially own 5% or more of the Company’s Common Stock, each of the Company’s directors and executive officers, and all of the Company’s directors and executive officers, as a group:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common	Majid Haditaghi	79,400,000	98.3%
All directors and officers as a group (1 in number)		79,400,000	98.3%

(1)	Based on 80,763,586 shares issued and outstanding as of May 15, 2009.

DISSENTER'S RIGHTS OF APPRAISAL

The Stockholders have no right under the Nevada Revised Statutes, the Company's articles of incorporation consistent with above or Bylaws to dissent from any of the provisions adopted in the Amendments.

AMENDMENT TO ARTICLES OF INCORPORATION
 TO INCREASE THE NUMBER OF AUTHORIZED SHARES
OF COMMON STOCK FROM 100,000,000 TO 300,000,000

The Company's Articles of Incorporation, as amended (the "Articles of Incorporation") authorizes the maximum number of shares outstanding at any time shall be one hundred million (100,000,000) shares of Common Stock.  On May 12, 2009, the Board of Directors approved an amendment to the Articles of Incorporation to authorize three hundred million (300,000,000) shares of Common Stock.  The Board of Directors is authorized to fix the number of shares of and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock. On May 12, 2009, the holders of a majority of the outstanding shares of Common Stock approved the Amendment by written consent.

The general purpose and effect of the amendment to the Company's Articles of Incorporation is to authorize three-hundred million (300,000,000) shares of common stock.  If the Board of Directors deems it to be in the best interests of the Company and the Stockholders to issue additional shares of common stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

The additional authorized shares of Common Stock could have an anti-takeover effect. If the Company's Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

EFFECTIVE DATE OF AMENDMENT

Pursuant to Rule 14c-2 under the Exchange Act, the filing of the Amendment to the Articles of Incorporation with the Nevada Secretary of State or the effective date of such filing shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on September 14, 2009.

By Order of the Board of Directors

/s/ Alex Haditaghi Alex Haditaghi Chairman of the Board